                                                                      EXHIBIT 11

                                GENESCO INC.
                                AND CONSOLIDATED SUBSIDIARIES
                                Earnings Per Common and Common Share Equivalent



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                                                       THREE MONTHS ENDED OCTOBER 31,           NINE MONTHS ENDED OCTOBER 31,
                                                     -----------------------------------  ----------------------------------------
                                                                 1996               1995              1996                    1995
                                                     ----------------   ----------------  ----------------     -------------------
IN THOUSANDS                                         EARNINGS  SHARES   EARNINGS  SHARES  EARNINGS   SHARES    EARNINGS     SHARES
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
PRIMARY EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations      $5,903             $4,231            $8,942               $(10,285)
  Preferred dividend requirements                     $   75             $   75            $  226               $    226
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  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                         $5,828   24,570    $4,156   24,346   $8,716    24,485     $(10,511)   24,344
  Employees preferred and stock options
    deemed to be a common stock equivalent                      1,235                509              1,015                    -0-
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Totals before discontinued operations                 $5,828   25,805    $4,156   24,855   $8,716    25,500     $(10,511)   24,344
PER SHARE                                             $  .23             $  .17            $  .34               $   (.43)
====================================================================================================================================
  Net earnings                                        $5,903             $4,231            $8,942               $  4,067
  Preferred dividend requirements                     $   75             $   75            $  226               $    226
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  Net earnings applicable to common stock
    and average common shares outstanding             $5,828   24,570    $4,156   24,346   $8,716    24,485     $  3,841    24,344
  Employees preferred and stock options
    deemed to be a common stock equivalent                      1,235                509              1,015                    -0-
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Total net earnings                                    $5,828   25,805    $4,156   24,855   $8,716    25,500     $  3,841    24,344
PER SHARE                                             $  .23             $  .17            $  .34               $    .16
====================================================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                         $5,828   25,805    $4,156   24,855   $8,716    25,500     $(10,511)   24,344
  Senior securities the conversion of which
    would dilute earnings per share                               131                -0-                137                    -0-
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Totals before discontinued operations                 $5,828   25,936    $4,156   24,855   $8,716    25,637     $(10,511)   24,344
PER SHARE                                             $  .23             $  .17            $  .34               $   (.43)
====================================================================================================================================
  Net earnings applicable to common stock
    and average common shares outstanding             $5,828   25,805    $4,156   24,855   $8,716    25,500     $  3,841    24,344
  Senior securities the conversion of which
    would dilute earnings per share                               131                -0-                137                    -0-
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TOTAL NET EARNINGS                                    $5,828   25,936    $4,156   24,855   $8,716    25,637     $  3,841    24,344
PER SHARE                                             $  .23             $  .17            $  .34               $    .16
====================================================================================================================================
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All figures in thousands except amount per share.